Exhibit 10.2

Neither this Convertible Debenture nor the securities issuable upon conversion hereof have been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any applicable state or other jurisdiction.  Neither this Convertible Debenture nor any interest therein may be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or an exemption from registration.  If relying upon such an exemption, the Payee may be required to submit to the Company a favorable opinion of counsel satisfactory to the Company, or any such other evidence as may be satisfactory to the Company, to the effect that the transaction is exempt from, or not subject to, the registration requirements of the Securities Act of 1933 or of any other applicable jurisdiction.

This Convertible Debenture was issued in exchange for a convertible debenture of like tenure originally issued by Night Culture, Inc., a Texas corporation (the “Subsidiary”), and assumed by the Company pursuant that certain Assignment and Assumption Agreement executed as of February 27, 2012 by the Company and the Subsidiary.  The issuance of this Convertible Debenture was exempt from registration pursuant Section 3(a)(9) of the Securities Act.

2011 5% CONVERTIBLE DEBENTURE

NUMBER NC 2011- __________	$10,000.00

UNITED STATES OF AMERICA
STATE OF NEVADA

NIGHTCULTURE, INC., a Nevada corporation, (hereinafter called the "Company"), for value received, hereby promises to pay to

NAME: ______________________________________________

Street Address: _______________________________________
____________________________________________________

City:____________________     State: ____________________

Zip/Postal Code:__________     Country:__________

(hereinafter referred to as the "Payee" or the “holder”)
or registered assigns, in legal tender of the United States of America, the principal sum of Ten Thousand Dollars ($10,000.00), together with interest thereon accrued at the rate of five per cent (5%) per annum, on _________ ___, 20___ (the “Maturity Date”).  Interest shall accrue only on the outstanding principal hereof.

The principal sum, and all accrued but unpaid interest thereon, shall be due and payable in full on and as of the Maturity Date.  Such payment shall be paid to the registered owner of this 2011 5% Convertible Debenture (hereinafter referred to as this "Convertible Debenture") as of the close of business on the Maturity Date.
This Convertible Debenture is one of a series of duly authorized issue of 2011 5% Convertible Debentures of the Company for a minimum aggregate principal amount (except as provided with respect to mutilated, destroyed, lost or stolen Convertible Debentures) of at least $250,000, all of like tenor except as to issuance date and maturity date, and each such Convertible Debenture that has been issued or will be issued as a Unit with a warrant excercisable to purchase 500,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at an exercise price equal to seventy percent (70%) of the average closing price of the Company’s Common Stock for the twenty (20) trading days up to and including the date of exercise (the “Warrant”).  This Convertible Debenture and the rights of the Company and any holder shall be governed by the law of Nevada.
If an Event of Default (as defined below) occurs and is continuing, the holder of this Convertible Debenture may make all sums of principal, interest and other fees then remaining unpaid under this Convertible Debenture and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived.  So long as an Event of Default occurs and is continuing, this Convertible Debenture shall bear interest at the rate equal to the lesser of (i) 18% per annum and (ii) the maximum lawful non-usurious contract rate of interest allowed by applicable law, until such time as the Event of Default is cured or outstanding principal and all accrued but unpaid interest on this Convertible Debenture and any other amounts due there under are paid in full.
The occurrence of any of the following events is an Event of Default ("Event of Default"):
A.           Failure to Pay Principal, Interest or other Fees.  The Company fails to pay when due the principal, interest or other fees on this Convertible Debenture and such failure continues for a period of ten (10) days after the due date.
B.           Breach of Covenant.  The Company breaches any material covenant or other term or condition of this Convertible Debenture or the Warrant in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Company from the holder of this Convertible Debenture.
C.           Receiver or Trustee.  The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

D.           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.
E.           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.
This Convertible Debenture is not subject to any call and redemption by the Company.
All or any portion of the unpaid principal of this Convertible Debenture and/or any accrued but unpaid interest thereon may be prepaid by the Company prior to the Maturity Date, at any time, and from time to time, in whole or in part.  Notwithstanding the foregoing, the Company shall not be permitted to use the proceeds from any debt financing, including, but not limited to, any equity line of credit provided by Calm Seas Capital, LLC, to repay the principal of this Convertible Debenture and/or any accrued but unpaid interest thereon.
Subject to the provisions of this Convertible Debenture, at any time prior to the date on which the principal of this Convertible Debenture and any accrued but unpaid interest thereon has been paid in full (the “Conversion Period”), the principal of this Convertible Debenture and all accrued but unpaid interest thereon may be converted, at the option of the holder, into shares of Common Stock at a conversion price equal to seventy percent (70%) of the Market Price (as defined below) (the “Conversion Price”) by and upon submitting a notice of conversion in the form annexed to this Convertible Debenture as Exhibit A (“Notice of Conversion”); provided, however, that in no event shall the holder be entitled to convert any portion of this Convertible Debenture in excess of that portion of this Convertible Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Debentures, the Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of this Convertible Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.  Upon delivery to the Company of a Notice of Conversion (the date of giving such Notice of Conversion being a “Conversion Date”), the Company shall issue and deliver to the holder of this Convertible Debenture within three business days from the Conversion Date that number of shares of Common Stock for the portion of this Convertible Debenture converted as set forth in the Notice of Conversion.  The number of shares of Common Stock to be issued upon each conversion of this Convertible Debenture shall be determined by dividing (i) that portion of the principal of this Convertible Debenture(s) to be converted together with the accrued but unpaid interest thereon, by (ii) the Conversion Price as of the Conversion Date.   For the purpose of this Convertible Debenture, “Market Price” shall mean for the Common Stock (or its successor security) (i) if the Common Stock is traded on a securities exchange or through the Nasdaq Markets (such as Global or Global Select or Capital Market) (“Nasdaq Market”), the average closing sales price of the Common Stock on the Nasdaq Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. over the twenty (20) consecutive trading day period ending on the Conversion Date; (ii) if the Common Stock is quoted for trading on the OTC Bulletin Board, the average closing sale price of the Common Stock as so reported by the OTC Bulletin Board over the twenty (20) consecutive trading day period ending on the Conversion Date; and (iii) if prices for the Common Stock are then reported in any of the OTC Markets (such as the OTCQX, OTCQB and OTC Pink but excluding the Grey Market) published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the average of the last accepted bid price per share of Common Stock as so reported over the twenty (20) consecutive trading day period ending on the Conversion Date.  If the Common Stock is not listed for trading eligible for quotation on any of the foregoing exchanges or public markets, then this Convertible Debenture shall not be convertible unless and until the Common Stock is so listed or eligible for quotation.

The Conversion Price and number and kind of Common Stock or other securities to be issued upon conversion of this Convertible Debenture shall be subject to adjustment from time to time upon the happening of certain events during the Conversion Period, as follows:

(i)           Merger, Sale of Assets, etc.  If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Convertible Debenture, as to the unpaid principal portion thereof and accrued but unpaid interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the number of shares of Common Stock the holder of this Convertible Debenture could have acquired immediately prior to such consolidation, merger, sale or conveyance based on the Conversion Price as of the closing date thereof.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

(ii)           Reclassification, etc.  If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Convertible Debenture, as to the unpaid principal portion thereof together with the accrued but unpaid interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the number of shares of Common Stock into which this Convertible Debenture would have been convertible immediately prior to such reclassification or other change at the Conversion Price as of the effective date for such reclassification or change.
(iii)           Stock Splits, Combinations and Dividends.  If the outstanding shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the shares of Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(iv)           Share Issuance.  If the Company at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of this Convertible Debenture for a consideration less than the Conversion Price that is in effect at the time of such issue (other than pursuant to any of the Exiting Stock Obligations (as defined below)), then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to a quotient determined as follows:  (1) the sum of (X) number of shares of Common Stock outstanding immediately prior to such issuance shall be multiplied by the Conversion Price in effect at the time of such issuance plus (Y) the aggregate consideration, if any, received by the Company upon such issuance of additional shares of Common Stock, divided by (2) the number of shares of Common Stock outstanding immediately after such issue.  Except for the Existing Option Obligations (as defined below), for purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase shares of Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the shares of Common Stock upon exercise of such conversion or purchase rights.  “Existing Stock Obligations” shall mean shares of Common Stock issued pursuant to (i) the conversion of other 2011 5% Convertible Debentures issued with the Units; (ii) the exercise of the Warrants issued with the Units; (iii) warrants or options that may be granted in the future under any option plan of the Company, or any employment agreement, joint venture, credit, leasing or other financing agreement or any joint venture or other strategic arrangement, in each case  now or hereinafter entered into by the Company; (iv) any agreement entered into by the Company or any of its subsidiaries for the acquisition of another business (whether by stock purchase or asset purchase, merger or otherwise); or (v) other obligations to issue securities of the Company outstanding on the date hereof.
During the period the conversion right exists under this Convertible Debenture, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of shares of Common Stock upon the full conversion of the principal of this Convertible Debenture and all accrued but unpaid interest thereon based on the then applicable Conversion Price as of any specific date.  The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  The Company agrees that its issuance of this Convertible Debenture shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for Common Stock upon the conversion of this Convertible Debenture.

This Convertible Debenture may be converted by the holder in whole or in part as described herein.  Upon partial conversion of this Convertible Debenture, a new Convertible Debenture containing the same date and provisions of such Convertible Debenture shall, at the request of the holder, be issued by the Company to holder for the principal balance of this Convertible Debenture and accrued but unpaid interest (provided, however, such unpaid interest shall not bear interest) which shall not have been converted.
The holder of this Convertible Debenture acknowledges and understands that the shares of Common Stock issued upon the conversion of this Convertible Debenture will be restricted securities under the Securities Act of 1933 (the “Securities Act”), and the certificate(s) representing such Common Stock shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS”

Prior to the conversion of this Convertible Debenture, the Payee shall not have or exercise any rights as a shareholder of the Company by virtue of its ownership of this Convertible Debenture.
This Convertible Debenture has not been registered under the Securities Act and may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless there is an effective registration statement with respect to it or there is an exemption from such registration available under the circumstances.
Subject to the foregoing restriction on transfer, this Debenture is transferable on the books of the Company, to be kept at the office of the Company in Houston, Texas, by the registered owner hereof in person, or by an attorney duly authorized in writing, upon surrender and cancellation of this Convertible Debenture.  Upon any such transfer, a new Convertible Debenture or Debentures of the same issue and for the same aggregate original face amount shall be issued to the transferee in exchange therefor; provided, nevertheless, that the actual liability of the Company shall be limited to the actual unpaid principal amount outstanding as of the date of transfer, together with any accrued but unpaid interest thereon.  The Company may deem or treat the person in whose name this Convertible Debenture shall at the time be registered as the absolute owner hereof for the purposes of transfer and receiving payment of principal and/or interest as well as for all other purposes whatsoever and the Company shall not be affected by any notice to the contrary.

IN WITNESS WHEREOF, NightCulture, Inc. has caused this Convertible Debenture to be signed by its Chief Executive Officer and attested by its Secretary, or an Assistant Secretary, and this Debenture to be dated as of February    , 20__.

NIGHTCULTURE, INC.

ATTEST:

By:_________________________________
Chief Executive Officer

______________________________
Secretary

ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers to:

all his/hers/their interest represented by the within Convertible Debenture and does hereby authorize, empower, and appoint                                                        , attorney to make the necessary transfer on the books of the Company, with full power of substitution in the premises.

DATED:                            , 20____

WITNESS:

____________________	_____________________________(L.S.)
(Registered Owner)

____________________	_____________________________(L.S.)
(Registered Co-Owner)

EXHIBIT A

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Convertible Debentures)

The undersigned hereby irrevocably elects to convert ______________principal amount of the Convertible Debenture (defined below) into shares of Common Stock, par value $0.001 ("Common Stock"), of NightCulture, Inc., a Nevada corporation (the "Company"), according to the conditions of the 2011 5% convertible debentures of the Company (the "Convertible Debentures"), as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  A copy of each Convertible Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Convertible Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Date of Conversion: __________________________________________

Applicable Conversion Price: ___________________________________

Number of Shares of Common Stock to be Issued Pursuant to
Conversion of the Convertible Debentures: __________________

Signature: _________________________________________________

Name: _____________________________________________

Address: ____________________________________________

MAIL THE STOCK CERTIFICATE TO THE ADDRESS BELOW: